Exhibit FS-8

              Virginia Natural Gas, Inc.
                        35-Cert
                   Income Statement
            For the three months ended March 31, 2002
                      In millions


            Operating revenues                        $ 88.7

            Cost of sales                               49.7
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            Operating margin                            39.0
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            Operating expenses
               Operation and maintenance                11.2
               Depreciation and amortization             3.5
               Taxes other than income                   1.4
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                  Total operating expenses              16.1
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            Operating income                            22.9
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            Other loss                                  (0.1)
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            Earnings before interest and taxes          22.8
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            Interest expense                             0.4
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            Earnings before income taxes                22.4
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            Income taxes                                 8.7

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            Net income                                $ 13.7
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